Exhibit 99.1

Turtle Beach Corporation ANNOUNCES Third Quarter 2025 FINANCIAL Results and reiterates FULL YEAR GUIDANCE

––Delivered Net Revenue of $80.5 Million–

–Gross Margin Improved to 37.4%, a Year-Over-Year Increase of Nearly 120 Basis Points–

–Quarterly Net Income of $1.7 Million–

–Reported Adjusted EBITDA of $11.0 Million–

–Reiterating Full Year Revenue and EBITDA Guidance–

SAN DIEGO, CA – November 6, 2025 – Turtle Beach Corporation (Nasdaq: TBCH, the “Company”), a leading gaming accessories brand, today reported financial results for the third quarter ended September 30, 2025 and reiterated full year guidance for revenue and Adjusted EBITDA.

Third Quarter Highlights

•
Net revenue was $80.5 million.
•
Gross margin improved to 37.4%, an increase of nearly 120 basis points compared to the prior year.
•
Net income of $1.7 million.
•
Adjusted EBITDA of $11.0 million.
•
Repurchased over $10 million of Turtle Beach shares during the quarter at an average purchase price of $14.40 per share.
•
Refinanced the Company’s existing term loan and credit facility, reducing the cost of capital on the term loan by over 450 basis points.
•
Reiterating full year revenue guidance of $340 - $360 million and full year Adjusted EBITDA guidance of $47 - $53 million.

“Our third quarter performance reflects strong operational execution and continued momentum across Turtle Beach,” said Cris Keirn, Chief Executive Officer, Turtle Beach Corporation. “Gross margins improved nearly 120 basis points year-over-year to more than 37%, demonstrating the tangible benefits of our ongoing cost optimization initiatives. Our refinancing earlier in the quarter further strengthened our balance sheet, providing enhanced flexibility to invest strategically in innovation and growth.

“We’re delivering on our strategy to profitably expand Turtle Beach’s gaming accessories portfolio across key platforms and categories. Since Q2, we’ve launched or announced more than 40 new products, including our first officially licensed PlayStation headsets, a complete range of Nintendo-licensed accessories, and exciting additions for PC gaming and simulation. With strong product momentum and multiple industry growth drivers ahead, we’re primed to capture significant growth opportunities and enhance long-term shareholder returns.”

Share Repurchases

During the third quarter, Turtle Beach continued its commitment of returning capital to shareholders primarily through a transaction with existing shareholder, Diversis Capital, in which the Company repurchased approximately 695,000 shares for $10 million. This transaction brings year-to-date share repurchases to approximately $17 million, reinforcing share buybacks as a cornerstone of Turtle Beach’s capital allocation strategy and demonstrating the Company’s confidence in its growth trajectory.

Debt Refinancing

During the third quarter, Turtle Beach Corporation completed a refinancing of its debt facilities; a $150 million facility comprised of a $90 million revolving credit facility and a $60 million term loan. This refinancing lowered the Company's cost of capital on the term loan by approximately 450 basis points, delivering over $2 million in expected annual interest savings while providing enhanced financial flexibility and removing prior operational limitations on share repurchases.

Financial Outlook

Turtle Beach Corporation is reiterating its financial outlook for the full year 2025. The Company continues to expect net revenue of $340 million to $360 million and Adjusted EBITDA of $47 million to $53 million.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, November 6, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-844-826-3035 or 1-412-317-5195.

.A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of this press release and an updated investor presentation. A telephone replay of the call will be available through November 20, 2025, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10202996. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three and nine months ended September 30, 2025, and September 30, 2024.

By providing full year 2025 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

MacLean Marshall

Sr. Director, Global Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Net revenue	$80,457	$94,363	$201,135	$226,689
Cost of revenue	50,399	60,232	129,448	151,696
Gross profit	30,058	34,131	71,687	74,993

Operating expenses:
Selling and marketing	12,513	13,535	37,697	36,289
Research and development	4,161	4,311	12,625	12,802
General and administrative	7,541	6,352	23,111	19,489
Insurance recovery, net	—	—	(9,404)	—
Acquisition-related cost	476	3,510	1,084	9,814
Total operating expenses	24,691	27,708	65,113	78,394

Operating income (loss)	5,367	6,423	6,574	(3,401)
Interest expense	3,718	2,712	7,773	5,082
Other (income) expense, net	(322)	252	780	974
Income (loss) before income tax	1,971	3,459	(1,979)	(9,457)
Income tax expense (benefit)	254	46	(101)	(5,501)
Net income (loss)	$1,717	$3,413	$(1,878)	$(3,956)

Net income (loss) per share
Basic	$0.09	$0.17	$(0.09)	$(0.20)
Diluted	$0.08	$0.16	$(0.09)	$(0.20)

Weighted average number of shares:
Basic	20,073	20,553	20,413	20,050
Diluted	20,406	21,501	20,413	20,050

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,257	$12,995
Accounts receivable, net	56,754	93,118
Inventories	94,964	71,251
Prepaid expenses and other current assets	14,381	11,007
Total Current Assets	178,356	188,371
Property and equipment, net	3,841	5,844
Goodwill	50,428	52,942
Intangible assets, net	36,350	42,398
Other assets	9,232	9,306
Total Assets	$278,207	$298,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$33,486	$49,412
Accounts payable	46,917	34,839
Term Loan, current	8,571	1,250
Other current liabilities	22,580	38,171
Total Current Liabilities	111,554	123,672
Term Loan, non-current	48,404	45,620
Income tax payable	1,377	1,362
Other liabilities	6,221	7,603
Total Liabilities	167,556	178,257
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 19,307,514 and 19,961,696 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	19	20
Additional paid-in capital	229,174	239,983
Accumulated deficit	(119,972)	(118,094)
Accumulated other comprehensive income (loss)	1,430	(1,305)
Total Stockholders’ Equity	110,651	120,604
Total Liabilities and Stockholders’ Equity	$278,207	$298,861

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Nine Months Ended
	September 30, 2025	September 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,878)	$(3,956)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,259	3,261
Fair value step-up adjustment to acquired inventory	—	2,085
Amortization of intangible assets	6,051	4,843
Amortization of debt financing costs	776	625
Loss on extinguishment of debt	1,923	—
Stock-based compensation	4,306	3,447
Deferred income taxes	165	(6,739)
Change in sales returns reserve	1,777	1,369
Provision for obsolete inventory	2,162	4,690
Loss on impairment of assets	—	753
Other	(54)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	34,586	4,344
Inventories	(25,875)	(43,597)
Prepaid expenses and other assets	(1,495)	127
Accounts payable	12,045	30,050
Income taxes payable	(3,471)	485
Other liabilities	(12,156)	(10,340)
Net cash provided by (used for) operating activities	22,121	(8,553)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,169)	(3,392)
Acquisition of a business, net of cash acquired	2,515	(77,294)
Net cash provided by (used for) investing activities	1,346	(80,686)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	186,249	242,609
Repayment of revolving credit facilities	(202,175)	(183,983)
Proceeds from term loan	60,000	50,000
Repayment of term loan	(51,101)	(729)
Proceeds from exercise of stock options	1,900	3,004
Repurchase of common stock	(17,015)	(25,339)
Debt financing costs	(2,334)	(2,897)
Net cash (used for) provided by financing activities	(24,476)	82,665
Effect of exchange rate changes on cash and cash equivalents	271	1,651
Net decrease in cash and cash equivalents	(738)	(4,923)
Cash and cash equivalents - beginning of period	12,995	18,726
Cash and cash equivalents - end of period	$12,257	$13,803

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$1,717	$3,413	$(1,878)	$(3,956)
Interest expense	3,718	2,712	7,773	5,082
Depreciation and amortization	3,086	3,322	9,310	8,104
Stock-based compensation	1,386	1,496	4,306	3,447
Income tax expense (1)	254	46	(101)	(5,501)
Restructuring expense (2)	347	910	477	1,657
Acquisition-related costs (3)	476	3,510	1,084	9,814
Fair value step-up adjustment to acquired inventory (4)	—	833	—	2,084
Insurance recovery (5)	—	—	(9,404)	—
Loss on inventory in transit and other costs (6)	—	—	605	—
Litigation proceedings and other (7)	(9)	26	(191)	30
Adjusted EBITDA	$10,975	$16,268	$11,981	$20,761

(1)
An income tax benefit of $7.0 million was recorded in the three months ended March 31 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.
(2)
Restructuring expenses are costs in connection with reorganization of operations. These costs primarily include severance and related benefits.
(3)
Acquisition-related cost includes one-time costs we incurred in connection with acquisitions including warehouse lease impairment, professional fees such as legal and accounting along with other integration related costs.
(4)
Costs relate to the step up of acquired finished goods inventory to fair market value as required under purchase accounting. This step up in value over original cost is recorded as a charge to cost of revenue as such inventory is sold.
(5)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred in the fourth quarter of 2024.
(6)
Certain professional fees related to recovery initiatives in connection with a loss of inventory while in transit that occurred in the fourth quarter of 2024.
(7)
Litigation and other primarily includes one-time legal and other professional fees associated with certain proceedings and settlements.